Exhibit 99.1

Contact:

Mark Trinske

Vice President, Investor Relations

(734) 997-4910

mark.trinske@proquest.com

PROQUEST COMPANY COMPLETES DIVESTITURE OF

PERIODICAL MICROFILM AND COURSEPACK OPERATIONS

Also Issues Adjusted Guidance for Fiscal Year 2005

ANN ARBOR, Mich., November 3, 2005 – ProQuest Company (NYSE: PQE), a publisher of information and education solutions, has sold its periodical microfilm and coursepack operations to National Archive Publishing Company (“NAPC”). ProQuest Company has retained all rights to newspaper and scholarly collections. The company has also retained digital rights to all periodical content.

“Scholarly archival content is important to ProQuest Company’s business. However, as usage of this content has shifted to the electronic format, sales of periodicals microfilm have decreased. We believe this was not a sustainable long-term business for ProQuest Company. This divestiture allowed us to capture the market value of the periodicals microfilm business today, while eliminating the risk of accelerating revenue and profit decline,” said Alan Aldworth, president and chief executive officer of ProQuest Company.

“With respect to the coursepack business, the market did not develop as we originally anticipated. We started this business as a way to leverage our electronic content to create electronic coursepacks. The market shift to using electronic content in coursepacks has been slower than we expected. Rather than facilitating a change to electronic format and creating additional sales of ProQuest content, XanEdu remained in a highly competitive print business where we had little strategic advantage,” added Aldworth.

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ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 2 of 10

“Selling these businesses allows us to improve our growth rates, and dedicate additional resources and management focus to our growth platforms – K-12 curriculum products, unique published products for higher education, and information solutions for the automotive market,” noted Aldworth.

In the transaction, ProQuest Company also sold its microfilm production and digitization service operations to NAPC. ProQuest will utilize NAPC as a service provider for future microfilm production and digitization.

“We have undertaken several initiatives to reduce our fixed cost base and create a more flexible variable cost model. This is another step in that process,” said Aldworth. “This transaction allows us to react to market changes faster and should result in reduced costs in the future,” Aldworth added.

The sale was completed after a competitive process was conducted over the past several months. Financial and strategic buyers expressed interest, with NAPC submitting the highest bid. The businesses were sold for $30 million, less an adjustment for working capital.

This transaction will be treated as part of continuing operations for accounting purposes. Attached to this press release are pro forma income statements and balance sheets for the full year 2004 and the first, second and third quarters of 2005 that exclude the results of the divested businesses.

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ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 3 of 10

Outlook for Full Year 2005

ProQuest Company is issuing the following revised guidance for fiscal year 2005.

ProQuest Company guidance for full year 2005 revenue was originally $590 to $610 million. The company is now adjusting this guidance for the following items:

•	Reductions in revenue of approximately $19 million related to the previously disclosed impacts on Voyager Learning of Hurricanes Katrina and Rita and the purchasing delays in New York City ; and,

•	A reduction in revenue of approximately $10 million attributable to the divestiture of the periodical microfilm and coursepack businesses.

Based on the above factors, ProQuest now expects its full year 2005 revenue to be within a range of $561 to $568 million.

ProQuest Company guidance for full year 2005 earnings per fully diluted share was originally $2.20 to $2.40. The company is now adjusting this guidance for the following items:

•	A reduction in earnings per fully diluted share of approximately $0.28 related to the previously disclosed impacts on Voyager Learning of Hurricanes Katrina and Rita and purchasing delays in New York City;

•	A reduction in earnings per share of approximately $0.10 related to acquisition dilution and contract costs at Business Solutions; and,

•	A reduction in earnings per fully diluted share of approximately $0.08 related to the divestiture of the periodical film and coursepack businesses.

Based on the above factors, ProQuest now expects its full year 2005 earnings per fully diluted share to be within a range of $1.74 to $1.83.

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ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 4 of 10

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Michigan, and is a leading publisher of information and education solutions. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world’s automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation’s 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We undertake no obligation to update any of these forward-looking statements.

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ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 5 of 10

PROQUEST COMPANY AND SUBSIDIARIES

PRO FORMA RESULTS OF OPERATIONS - Year to Date Q3 2005

(In Millions, Except Per Share Data)

	Actual		Pro Forma (1)
	Q3 2005 YTD	Inc./Dec. vs. 2004	Q3 2005 YTD	Inc./Dec. vs. 2004
Net sales	$420.9	25%	$392.8	29%
EBIT (2)	$81.5	23%	$74.0	29%
EBITDA (3)	$144.2	23%	$134.1	27%
Earnings from continuing operations	$38.3	8%	$34.0	13%
Diluted EPS	$1.27	3%	$1.13	9%

(1)	Represents results as though the divestiture had occurred as of January 1, 2004.
(2)	EBIT is defined as earnings from continuing operations before interest and income taxes.
(3)	EBITDA is defined as EBIT plus depreciation and amortization.

ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 6 of 10

PROQUEST COMPANY AND SUBSIDIARIES

PRO FORMA RESULTS OF OPERATIONS - Fiscal Year 2004

(In Millions, Except Per Share Data)

Represents results as though the divestiture had occurred at January 1, 2004.

	Q1	Q2	Q3	Q4	Full Year 2004
Net sales	$99.4	$103.9	$100.3	$117.1	$420.7
Cost of sales	(47.6)	(50.8)	(49.4)	(57.7)	(205.5)

Gross profit	51.8	53.1	50.9	59.4	215.2

R&D expense	(3.9)	(3.7)	(3.7)	(3.8)	(15.1)
SG&A expense	(25.7)	(24.6)	(26.6)	(22.4)	(99.3)
Corporate expense	(4.2)	(3.0)	(3.0)	(5.6)	(15.8)

Earnings from continuing operations before interest and income taxes	18.0	21.8	17.6	27.6	85.0

Net interest expense:
Interest income	0.3	0.6	0.3	0.3	1.5
Interest expense	(4.2)	(4.3)	(4.5)	(4.2)	(17.2)

Net interest expense	(3.9)	(3.7)	(4.2)	(3.9)	(15.7)

Earnings from continuing operations before income taxes	14.1	18.1	13.4	23.7	69.3
Income tax expense	(4.9)	(6.3)	(4.4)	(7.9)	(23.5)

Net earnings from continuing operations	$9.2	$11.8	$9.0	$15.8	$45.8

Shares (Basic)	28.406	28.487	28.588	28.574	28.514
Shares (Diluted)	28.799	28.782	28.815	28.868	28.844
EPS (Basic)	0.32	0.41	0.31	0.55	1.61
EPS (Diluted)	0.32	0.41	0.31	0.55	1.59

ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 7 of 10

PROQUEST COMPANY AND SUBSIDIARIES

PRO FORMA RESULTS OF OPERATIONS - Fiscal Year 2004

(In Millions)

Represents results as though the divestiture had occurred at January 1, 2004.

	Q1	Q2	Q3	Q4	Full Year 2004
Net Sales

ProQuest Information and Learning:
Published Products	$25.4	$30.3	$27.8	$36.6	$120.1
General Reference Products	16.4	16.2	16.0	16.5	65.1
Traditional Products	15.3	15.3	14.7	18.0	63.3

Total ProQuest Information and Learning	$57.1	$61.8	$58.5	$71.1	$248.5

ProQuest Business Solutions:
Automotive Group	$40.0	$39.8	$39.4	$43.5	$162.7
Power Equipment - Electronic	2.0	2.0	2.1	2.1	8.2
Other	0.3	0.3	0.3	0.4	1.3

Total ProQuest Business Solutions	$42.3	$42.1	$41.8	$46.0	$172.2

Total Net Sales	$99.4	$103.9	$100.3	$117.1	$420.7

EBIT (1)

ProQuest Information and Learning	$11.2	$11.8	$7.2	$16.8	$47.0
ProQuest Business Solutions	11.0	13.0	13.4	16.4	53.8
Corporate / Other	(4.2)	(3.0)	(3.0)	(5.6)	(15.8)

Total EBIT	$18.0	$21.8	$17.6	$27.6	$85.0

EBITDA (2)

ProQuest Information and Learning	$24.5	$25.1	$24.0	$33.7	$107.3
ProQuest Business Solutions	12.8	14.7	14.7	18.1	60.3
Corporate / Other	(4.1)	(2.9)	(3.0)	(5.5)	(15.5)

Total EBITDA	$33.2	$36.9	$35.7	$46.3	$152.1

(1)	EBIT is defined as earnings from continuing operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.

ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 8 of 10

PROQUEST COMPANY AND SUBSIDIARIES

PRO FORMA RESULTS OF OPERATIONS - Fiscal Year 2005

(In Millions, Except Per Share Data)

Represents results as though the divestiture had occurred at January 1, 2004.

	Q1	Q2	Q3	YTD Q3
Net sales	$109.8	$134.6	$148.4	$392.8
Cost of sales	(51.6)	(65.8)	(72.3)	(189.7)

Gross profit	58.2	68.8	76.1	203.1

R&D expense	(4.6)	(3.4)	(6.0)	(14.0)
SG&A expense	(34.7)	(34.2)	(35.6)	(104.5)
Corporate expense	(4.3)	(3.5)	(2.8)	(10.6)

Earnings from continuing operations before interest and income taxes	14.6	27.7	31.7	74.0

Net interest expense:
Interest income	0.4	0.4	0.4	1.2
Interest expense	(6.9)	(8.3)	(8.7)	(23.9)

Net interest expense	(6.5)	(7.9)	(8.3)	(22.7)

Earnings from continuing operations before income taxes	8.1	19.8	23.4	51.3
Income tax expense	(2.9)	(7.0)	(7.4)	(17.3)

Net earnings from continuing operations	$5.2	$12.8	$16.0	$34.0

Shares (Basic)	29.377	29.738	29.752	29.602
Shares (Diluted)	29.778	30.245	30.233	30.036
EPS (Basic)	0.18	0.43	0.54	1.15
EPS (Diluted)	0.18	0.42	0.53	1.13

ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 9 of 10

PROQUEST COMPANY AND SUBSIDIARIES

PRO FORMA RESULTS OF OPERATIONS - Fiscal Year 2005

(In Millions)

Represents results as though the divestiture had occurred at January 1, 2004.

	Q1	Q2	Q3	YTD Q3
Net Sales

ProQuest Information and Learning:
Published Products	$30.2	$35.4	$31.9	$97.5
General Reference Products	15.4	16.1	16.3	47.8
Traditional Products	13.9	14.8	14.1	42.8
Voyager	6.0	23.0	40.1	69.1

Total ProQuest Information and Learning	$65.5	$89.3	$102.4	$257.2

ProQuest Business Solutions:
Automotive Group	$42.0	$43.0	$43.3	$128.3
Power Equipment - Electronic	2.0	1.9	2.3	6.2
Other	0.3	0.4	0.4	1.1

Total ProQuest Business Solutions	$44.3	$45.3	$46.0	$135.6

Total Net Sales	$109.8	$134.6	$148.4	$392.8

EBIT (1)

ProQuest Information and Learning	$7.3	$19.4	$23.7	$50.4
ProQuest Business Solutions	11.6	11.8	10.7	34.1
Corporate / Other	(4.3)	(3.5)	(2.7)	(10.5)

Total EBIT	$14.6	$27.7	$31.7	$74.0

EBITDA (2)

ProQuest Information and Learning	$23.5	$36.5	$46.3	$106.3
ProQuest Business Solutions	12.9	13.1	12.1	38.1
Corporate / Other	(4.2)	(3.4)	(2.7)	(10.3)

Total EBITDA	$32.2	$46.2	$55.7	$134.1

(1)	EBIT is defined as earnings from continuing operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.

ProQuest Completes Divestiture; Issues Adjusted 2005 Guidance, Page 10 of 10

PROQUEST COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED BALANCE SHEET

(In Thousands)

Represents balances excluding divested assets and liabilities.

October 1, 2005
ASSETS
Cash and cash equivalents	$24,917
Accounts receivable, net	128,644
Inventory, net	15,034
Other current assets:
Prepaid royalties	26,459
Other	43,141

Total other current assets	69,600

Total current assets	238,195

Net property, plant, equipment and product masters	182,382

Long-term receivables	10,065
Goodwill	597,302
Identifiable intangibles, net	20,926
Curriculum, net	94,357
Purchased and developed software, net	36,579
Assets held for sale	47,314
Other assets	20,214

Total assets	$1,247,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$164
Accounts payable	48,488
Accrued expenses	53,818
Current portion of monetized future billings	18,816
Deferred income	72,258

Total current liabilities	193,544

Long-term debt, less current maturities	575,264
Monetized future billings, less current portion	22,323
Liabilities held for sale	17,801
Other liabilities	103,092

Total long-term liabilities	718,480

Total shareholders’ equity	335,310

Total liabilities and shareholders’ equity	$1,247,334